EXHIBIT 99.1

                                  NEWS RELEASE


For more information contact:

Karen Fuhre, Director of Investor Relations
National Scientific Corporation
(480) 948-8324, ext. 115
kfuhre@nscus.com


       NATIONAL SCIENTIFIC CORPORATION ANNOUNCES CLOSING OF EQUITY FUNDING

SCOTTSDALE, AZ/APRIL 15, 2004/BUSINESS WIRE/ -- -- National Scientific Corporation (OTCBB: NSCT) today announced an initial closing of a private placement of units through a placement agent, with aggregate gross proceeds of approximately $1.1 million. Each unit ("Unit") consists of one share of the Company's common stock and a warrant to purchase 0.75 shares of the Company's common stock.

The Company intends to use part of the proceeds of the private placement to finance the continued development and marketing of its WiFi and RFID related Location Tools products. In addition, the Company plans to use part of the proceeds for expanded marketing and sales efforts, for further commercialization of the Company's other Location Tools product line, and for other corporate purposes.

The Units were sold to accredited investors pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Act") and applicable state exemptions from registration. The securities offered have not been registered under the Act and they may not be offered or sold in the United States or any state in the absence of an effective registration statement or an applicable exemption from registration requirements.

This press release is issued pursuant to Rule 135c under the Act and does not constitute an offer to sell or the solicitation of an offer to buy securities.

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, its subsequent Form 10-QSB filings together with other factors that appear in this press release or in the Company's other SEC filings could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made in this press release to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

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